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                                                                    Exhibit 23.2


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form F-4 and related prospectus of Publicis Groupe S.A. for the registration of Publicis ordinary shares of its common stock, Obligations Remboursables en Actions Nouvelles ou Existantes and Obligations a Bons de Souscriptions d'Actions and the incorporation by reference therein of our report, dated March 17, 2000, with respect to the consolidated financial statements of Publicis Groupe S.A. included in its Annual Report on Form 20-F for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission.


Mazars & Guerard S.A.                              Mazars LLP
Represented by:                                    Represented by:

/s/ Frederic Allilaire                             /s/ Timothy J. Doherty
Frederic Allilaire                                 Timothy J. Doherty

Paris,                                             New York City,
France                                             United States of America
July 12, 2002                                      July 12, 2002